EXHIBIT 3.1

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                         COASTAL HEALTHCARE GROUP, INC.

          Coastal  Healthcare  Group,  Inc.,  a  Delaware  corporation,   hereby
certifies as follows:

          The name of the corporation is Coastal Healthcare Group, Inc. (hereinafter, the "Corporation").

          The date of filing of its original certificate of incorporation with the Secretary of State was April 13, 1992.

          This restated certificate of incorporation amends, restates and integrates the provisions of the certificate of incorporation of the Corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the vote of the majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 216 of the Delaware General Corporation Law, and upon filing with the Secretary of State in accordance with Section 103 of the General Corporation Law of the State of Delaware, shall thenceforth supersede the original certificate of incorporation and shall, as it may thereafter be amended in accordance with its terms, be the certificate of incorporation of the Corporation.

          The text of the certificate of incorporation is hereby amended and restated to read herein as set forth in full:

     1. The name of the Corporation is:

        COASTAL PHYSICIAN GROUP, INC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The purposes for which the Corporation is organized are:

          (a) to purchase, own, and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "holding corporation," and especially to direct the operations of other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, pledge or otherwise dispose of shares of the capital stock, or any bonds, notes, securities, or evidences of indebtedness created by any other corporation; to issue in exchange therefor shares of the capital stock, bonds, notes or other obligations of the Corporation and while the owner thereof, to exercise all the rights, powers and privileges of ownership, and to do any acts and things permitted by law and designed to protect,

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preserve,  improve  or  enhance  the  value of any such  bonds,  stocks or other securities or evidences of indebtedness or property of the Corporation; and

          (b) to engage in any business whatsoever, either as principal or as agent or both, or as a syndicate, which the Corporation may been convenient or proper in furtherance of any of the purposes hereinabove mentioned or otherwise; to conduct its business in North Carolina, in other states, in the District of Columbia, in the territories and possessions of the United States, and in foreign countries; and to have and to exercise all powers authorized by the laws of the State of Delaware under which the Corporation is formed, whether expressly set forth in this third paragraph or not, as such laws are now in effect or may at any time hereafter be amended; and

          (c) to acquire by lease, purchase, contract, concession, or otherwise, and to own, develop, explore, exploit, improve, operate, lease, enjoy, control, manage, or otherwise turn to account, mortgage, grant, sell, exchange, convey, or otherwise dispose of either within or without the State of North Carolina and in any country, domestic or foreign, any and all real estate, lands, options, concessions, grants, land patents, franchises, rights, privileges, easements, tenements, estates, hereditaments, interests, and properties of every description and nature whatsoever which the Corporation may deem wise and proper in connection with the conduct of any business or businesses herein enumerated; and

          (d) to engage in any other lawful activity, including, but not limited to, constructing, manufacturing, raising or otherwise producing and repairing, servicing, storing or otherwise caring for any type of structure or commodity whatsoever; processing, selling, brokering, factoring, distributing, lending, borrowing or investing in any type of propoerty whether real or personal, tangible or intangible; extracting and processing natural resources; transporting freight or passengers by land, sea, or air; collecting and disseminating information or advertisement through any medium whatsoever; performing personal services of any nature; and entering into or serving in any type of management, investigative, advisory, promotional, protective, insurance, guarantyship, suretyship, fiduciary or representative capacity or relationship for any persons or corporations whatsoever; and

          (e) the purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the Corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

     4. (a) The Corporation shall have authority to issue One Hundred Million (100,000,000) shares of common stock with a par value of One Cent ($0.01) per share.

          (b) The Corporation shall also have the authority to issue Ten Million (10,000,000) shares of preferred stock with a par value of One Cent ($0.01) per share in one or more series with such preferences, limitations, and relative rights as may be determined by the

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Board of  Directors  prior to the  issuance  of such stock.  Attached  hereto as
Exhibit A is a copy of the Certificate of Designations, Preferences and Rights of the Junior Participating Cumulative Preferred Stock of the Corporation.

     5. The name and mailing address of the incorporator is as follows:

        NAME                    MAILING ADDRESS
        ----                    ---------------

        David G. Odrich         o/c LeBoeuf, Lamb, Leiby & MacRae
                                520 Madison Avenue
                                New York, New York  10022

     6. The Corporation shall have nine (9) Directors who shall serve staggered three-year terms.

     7. Any Director or the entire Board of Directors may be removed, for cause only, by the holders of a majority of shares entitled to vote at an election of Directors.

     8. A Director of the Corporation shall not be personally liable for monetary damages for breach of his duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.

     9. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the By-Laws of the Corporation.

     10. Section 203 of the Delaware General Corporation Law shall be applicable to the Corporation.

     11. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding any provisions of law which might otherwise permit a lesser vote or no vote, the stockholders may only alter, amend, change or repeal the provisions of Sections 6, 7, 9, 10 and 11 hereof by the vote of the holders of at least 75% of the shares entitled to vote thereon.

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     IN  WITNESS  WHEREOF,  Coastal  Healthcare  Group,  Inc.  has  caused  this certificate  to be signed by Steven M.  Scott,  M.D.,  its  President  and Chief
Executive   Officer,   and  attested  by  Joseph  G.   Piemont,   its  Executive
Vice-President, Assistant Secretary and General Counsel, on the 18th day of May, 1995.

                                         COASTAL HEALTHCARE GROUP, INC.

                                         By  __________________________________
                                                   Steven M. Scott, M.D.

Attest:

By  ________________________
           Joseph G. Piemont